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                                                                     EXHIBIT 5.1

                           FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                            1301 McKinney, Suite 5100
                            Houston, Texas 77010-3095
                                www.fulbright.com

TELEPHONE: (713) 651-5151                              FACSIMILE: (713) 651-5246


July 23, 2002



Tesoro Petroleum Corporation
300 Concord Plaza Drive
San Antonio, Texas 78216-6999

Ladies and Gentlemen:

      We have acted as counsel to Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), and the subsidiaries listed on Schedule I hereto (collectively, the "Subsidiaries") in connection with the preparation of a Registration Statement on Form S-3, Registration No. 333-84018, as amended (the "Registration Statement"), filed by the Company and the Subsidiaries with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering, pursuant to Rule 415 under the Act, from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of (i) debt securities in one or more series, which may be senior ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (ii) shares of preferred stock, no par value ("Preferred Stock"), (iii) shares of common stock, par value $.16-2/3 per share ("Common Stock"), (iv) depositary shares ("Depositary Shares") representing fractional shares of Preferred Stock and evidenced by depositary receipts (the "Depositary Receipts"), (v) stock purchase contracts for the purchase and sale of Common Stock or Preferred Stock ("Stock Purchase Contracts"), (vi) warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (which may be represented by Depositary Shares) ("Warrants"), (vii) guarantees of Debt Securities by the Subsidiaries ("Guarantees") and (viii) units consisting of one or more Debt Securities (including any related Guarantees), shares of Preferred Stock, shares of Common Stock, Depositary Shares, Stock Purchase Contracts and Warrants ("Units"), having an aggregate initial public offering price not to exceed $1,000,000,000, and each on terms to be determined at the time of its offering. In addition, the Debt Securities, Preferred Stock, Depositary Shares, Stock Purchase Contracts, Warrants and Units may be convertible into or exercisable for Common Stock or Preferred Stock, as the case may be, of the Company. The Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Stock Purchase Contracts, Warrants, Guarantees and Units are collectively referred to herein as the "Securities".

      The Debt Securities will be issued in one or more series pursuant to (i) a senior indenture (the "Senior Debt Securities Indenture") or (ii) a subordinated indenture (the "Subordinated Debt Securities Indenture" and, together with the Senior Debt Securities Indenture, the "Indentures"), each Indenture to be entered into by the Company, a financial institution to be named therein, as



     Austin  o  Dallas  o  Hong Kong  o  Houston  o  London  o  Los Angeles
    o  Minneapolis  o  Munich  o  New York  o  San Antonio  o  Washington DC
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Tesoro Petroleum Corporation
July 23, 2002
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trustee (the "Trustee"), and, if applicable, one or more Subsidiaries as guarantors with respect to one or more such series, substantially in the forms attached as Exhibits 4.12 and 4.13, respectively, to the Registration Statement, and each as the same may hereafter be modified or supplemented from time to time, among other things, at the time of and in connection with the issuance of one or more series of the Debt Securities.

      Any Guarantee of one or more series of Debt Securities will be issued pursuant to a supplement to the Indenture pursuant to which the corresponding Debt Securities are issued.

      The Depositary Shares will be issued under a deposit agreement (the "Deposit Agreement") among the Company, a financial institution to be determined, as depositary, and the holders from time to time of the Depositary Receipts.

      The Stock Purchase Contracts will be issued under a stock purchase contract agreement (the "Stock Purchase Contract Agreement") between the Company and a financial institution to be determined, as stock purchase contract agent.

      Warrants to purchase Common Stock and Preferred Stock (which may be represented by Depositary Shares) are collectively referred to herein as the "Stock Warrants". Warrants to purchase Debt Securities are referred to herein as the "Debt Warrants". The Stock Warrants and the Debt Warrants are collectively referred to herein as the "Securities Warrants". The Stock Warrants will be issued under a stock warrant agreement (the "Stock Warrant Agreement") between the Company and a financial institution to be determined, as stock warrant agent. The Debt Warrants will be issued under a debt warrant agreement (the "Debt Warrant Agreement") between the Company and a financial institution to be determined, as debt warrant agent. The Stock Warrant Agreement and the Debt Warrant Agreement are collectively referred to herein as the "Warrant Agreements".

      We have examined the Registration Statement, the form of Senior Debt Securities Indenture and the form of Subordinated Debt Securities Indenture, which forms have been filed with the Commission as exhibits to the Registration Statement.

      In connection with the foregoing, we also have examined originals or copies of such corporate records, as applicable, of the Company and the Subsidiaries, certificates and other communications of public officials, certificates of officers of the Company and the Subsidiaries and such other records, agreements, instruments and other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and the Subsidiaries and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.
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Tesoro Petroleum Corporation
July 23, 2002
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      In rendering the opinions expressed below with respect to the Securities, we have assumed that:

            (1) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

            (2) a Prospectus Supplement with respect to each issued Security will have been prepared and filed with the Commission describing the corresponding Securities offered thereby;

            (3) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, as amended and in effect, and the corresponding Prospectus Supplement;

            (4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

            (5) the Certificate of Incorporation and Bylaws of the Company or similar governing documents of any of the Subsidiaries will not have been amended in any manner that would affect any legal conclusion set forth herein, and the Certificate of Designation in respect of the Preferred Stock to which it applies will be in conformity therewith and with applicable law;

            (6) the consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the "DGCL"), the third sentence of Section 152 of the DGCL and Section III of Article IX of the Delaware Constitution, or (in each case) any successor provision;

            (7) at the time of any offering or sale of Securities, the Company will have such number of shares of Common Stock or Preferred Stock, if applicable, as set forth in such offering or sale, authorized and available for issuance;

            (8) all Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

            (9) each supplemental indenture to either Indenture pursuant to which any series of Debt Securities are issued will comply with such Indenture as theretofore supplemented and related to such series, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented and related to such series (including by such supplemental indenture);

            (10) none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company and the Subsidiaries with the terms of such Security, will violate any applicable


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Tesoro Petroleum Corporation
July 23, 2002
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      law or will result in the violation of any provision of any instrument or agreement then binding on the Company or any Subsidiary or any restriction imposed by any court or governmental body having jurisdiction over the Company or any Subsidiary;

            (11) the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Holders") of a certificate for such Security or the receipt by an applicable depositary, acting as agent, on behalf of all Holders of the class or series of Securities of which such Security is one, of a certified receipt or other writing then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the "Board") and the governing body of each applicable Subsidiary and the Registration Statement, as amended and in effect (including the Prospectus and the applicable Prospectus Supplement); and

            (12) for all purposes of our opinions herein expressed at all times material thereto there will be a single institution acting as Trustee for the holders of Debt Securities outstanding under the Senior Debt Securities Indenture, or the Subordinated Debt Securities Indenture, as the case may be, and that the chief executive office and the principal corporate trust office (from which the trusts established by the Senior Debt Securities Indenture, or the Subordinated Debt Securities Indenture, as the case may be, will be administered) of each such institution will be located in the State of New York.

      Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

            (i) With respect to authorized but unissued Common Stock, assuming
      (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (b) the due issuance and delivery of such Common Stock, upon payment (or delivery) of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Common Stock will be legally issued, fully paid and nonassessable.

            (ii) With respect to authorized but unissued Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of a series of the Preferred Stock, the terms of the offering thereof and related matters, (b) the due filing with the Office of the Secretary of State of Delaware of the corresponding Certificate of Designation for the particular series of Preferred Stock to be issued and (c) the due issuance and delivery of such series of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such shares of the Preferred Stock will be legally issued, fully paid and nonassessable.

            (iii) With respect to the Depositary Shares, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms
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Tesoro Petroleum Corporation
July 23, 2002
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      of the Depositary Shares, the terms of the offering thereof and related matters, (b) the due filing with the Office of the Secretary of State of Delaware of the corresponding Certificate of Designation for the particular series of Preferred Stock represented by such Depositary Shares and (c) the due issuance and delivery of the Depositary Shares and the related Depositary Receipts, upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Deposit Agreement, the Depositary Shares will be legally issued.

            (iv) With respect to any series of Debt Securities to be issued under the Senior Debt Securities Indenture, assuming (a) the Senior Debt Securities Indenture, all then existing and applicable supplements thereto and the supplemental indenture pursuant to which such Debt Securities are issued, if any, executed and delivered at the time of and in connection with the issuance of such Debt Securities, have been duly authorized and validly executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee, (b) the Senior Debt Securities Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary corporate action to approve the Senior Debt Securities Indenture, and the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Debt Securities Indenture (as then supplemented and applicable) and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and constitute valid and legally binding obligations of the Company.

            (v) With respect to any series of Debt Securities to be issued under the Subordinated Debt Securities Indenture, assuming (a) the Subordinated Debt Securities Indenture, all then existing and applicable supplements thereto and the supplemental indenture pursuant to which such Debt Securities are issued, if any, executed and delivered at the time of and in connection with the issuance of such Debt Securities, have been duly authorized and validly executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee, (b) the Subordinated Debt Securities Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary corporate action to approve the Subordinated Debt Securities Indenture, and the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Debt Securities Indenture (as then supplemented and applicable) and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and constitute valid and legally binding obligations of the Company.
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Tesoro Petroleum Corporation
July 23, 2002
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            (vi) With respect to the Guarantees, assuming (a) the taking of all necessary corporate or other action by the governing body of each Subsidiary a party thereto to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters
      (b) the due execution, issuance and delivery of the Guarantees for fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the governing body of each Subsidiary and otherwise in accordance with the applicable Indenture, such Guarantees will be legally issued and constitute valid and legally binding obligations of the applicable Subsidiary.

            (vii) With respect to the Stock Purchase Contracts, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Stock Purchase Contracts, upon payment of the consideration therefor or provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Stock Purchase Contract Agreement, such Stock Purchase Contracts will be legally issued and constitute valid and binding obligations of the Company under applicable state law governing the Stock Purchase Contract Agreement.

            (viii) With respect to the Warrants, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Warrants, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Warrant Agreement, such Warrants will be legally issued and constitute valid and binding obligations of the Company under applicable state law governing the Warrant Agreement.

            (ix) With respect to the Units, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Units, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Units, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and the governing body of each applicable Subsidiary and otherwise in accordance with the applicable Unit agreement, such Units will be legally issued.

      The foregoing opinions are subject to the following:

            (a) The enforceability of any document, instrument or Security may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws
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Tesoro Petroleum Corporation
July 23, 2002
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      (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief, (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and (iv) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

            (b) In rendering the foregoing opinions, we express no opinion as to the legality, validity, enforceability or binding effect of provisions of each of the referenced agreements relating to indemnities and rights of contribution to the extent prohibited by public policy or that might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

            (c) We express no opinion as to any provision that (i) relates to severability or separability or (ii) purports to require all amendments, supplements or waivers to be in writing.

      This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the execution and delivery of each Indenture, each supplemental indenture, each Certificate of Designation in respect of Preferred Stock and Depositary Shares, each Warrant Agreement to be used in connection with an issuance of Warrants, each Deposit Agreement to be used in connection with an issuance of Depositary Shares, each Stock Purchase Contract Agreement to be used in connection with an issuance of Stock Purchase Contracts and any Unit agreement to be used in connection with an issuance of Units, and at the time of the issuance and delivery of each Security, (a) the Company will be validly existing in good standing under the law of the State of Delaware, it will have full power and authority to execute, deliver and perform its obligations under such Indenture, supplemental indenture, Certificate of Designation, Warrant Agreement, Deposit Agreement, Stock Purchase Contract Agreement, Unit agreement or Security, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) in the case of the Securities, at the time of issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, as
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Tesoro Petroleum Corporation
July 23, 2002
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amended and in effect, and the corresponding Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

       The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect thereto under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                       Very truly yours,


                                       /s/ Fulbright & Jaworski L.L.P.

                                   SCHEDULE I

Digicomp, Inc.
Far East Maritime Company
Gold Star Maritime Company
Kenai Pipe Line Company
Smiley's Super Service, Inc.
Tesoro Alaska Company
Tesoro Alaska Pipeline Company
Tesoro Aviation Company
Tesoro Financial Services Holding Company
Tesoro Gas Resources Company, Inc.
Tesoro Hawaii Corporation
Tesoro High Plains Pipeline Company
Tesoro Marine Services Holding Company
Tesoro Marine Services, LLC
Tesoro Maritime Company
Tesoro Northstore Company
Tesoro Petroleum Companies, Inc.
Tesoro Refining and Marketing Company
Tesoro Technology Company
Tesoro Trading Company
Tesoro Vostok Company
Victory Finance Company